EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 0F THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Dial Global, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2012 as filed with the Securities and Exchange Commission (the “Report”), I, Spencer L. Brown, Co-Chief Executive Officer and Principal Executive Officer of the Company, certify that to my knowledge:

1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ SPENCER L. BROWN
Spencer L. Brown
Co-Chief Executive Officer and Principal Executive Officer
August 14, 2012

This statement is being furnished to the Securities and Exchange Commission as an exhibit to this Quarterly Report on Form 10-Q.

A signed original of this written statement required by Section 906 has been provided to Dial Global, Inc. and will be retained by Dial Global, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.